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                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    As independent public accountant, I hereby consent to the inclusion in this ammendment to the Current Report (File No. 0-21819) on Form 8-K of HealthDesk Corporation filed August 18, 1998 of my report dated July 21, 1998 with respect to the audited financial statements of MC Informatics, LLC.

                                                  /s/  Allan C. Shubert

Newport Beach, California  92660
December 3, 1998